                                                                     EXHIBIT 4.8

                                                                  EXECUTION COPY



                     -------------------------------------

                         REGISTRATION RIGHTS AGREEMENT

                                    BETWEEN

                                NEW ENVOY, INC.

                       (TO BE RENAMED ENVOY CORPORATION)

                                      AND

                             FIRST DATA CORPORATION

                            DATED AS OF JUNE 6, 1995

                     -------------------------------------

                               TABLE OF CONTENTS


Section 1.  Definitions and Usage.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2.    Usage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Section 2.  Demand Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.1.    Demands for Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.2.    Procedures for Demand Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.3.    Limitations on Number of Demand Registrations  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.4.    Form of Demand Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.5.    Selection of Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.6.    Cutback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

Section 3.  Piggyback Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.1.    Right to Include Registrable Securities in Registration  . . . . . . . . . . . . . . . . . . . . . .   7
         3.2.    Cutback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.3.    Number of Piggyback Registrations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Section 4.  Registration Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.1.    Preparation and Filing of Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.2.    Filing of Amendment and Supplements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.3.    Furnishing Copies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.4.    Blue Sky Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.5.    Underwriting or Agency Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.6.    Notice of Stop Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.7.    Periodic Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.8.    Inspection of Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.9.    Comfort Letter; Legal Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.10.   Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.11.   Listing of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.12.   CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.13.   Actions to Expedite Disposition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Section 5.  Selling Holders' Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.1.    Information Relating to Selling Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.2.    Agreement with Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Section 6.  Expenses of Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         6.1.    Expenses of Demand Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         6.2.    Piggyback Registration Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.3.    Failure to Pay Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

Section 7.  Indemnification; Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.1.    Indemnification by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.2.    Indemnification by Selling Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.3.    Notice of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.4.    Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.5.    Full Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.6.    Survival of Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 8.  Transfer of Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 9.  Holdback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 10. Covenants of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         10.1.   Exchange Act Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         10.2.   Holdbacks; Future Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         10.3.   Merger, Consolidation, Reorganization, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         10.4.   Limitation on Grant of Registration Rights to Others . . . . . . . . . . . . . . . . . . . . . . . .  17

Section 11. Amendment; Modification and Waivers; Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 12. Assignment; Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 13. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         13.1.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         13.2.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         13.3.   Entire Agreement; Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         13.4.   Injunctive Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         13.5.   Section Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         13.6.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         13.7.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         13.8.   Filing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         13.9.   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         13.10.  Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         13.11.  No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                         REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of June 6, 1995 among NEW ENVOY, INC., a Tennessee corporation to be renamed Envoy Corporation (the "Company"), and FIRST DATA CORPORATION, a Delaware corporation ("FDC").


                                    RECITALS

         WHEREAS, pursuant to that certain Note Purchase Agreement dated as of June 6, 1995 between the Company and FDC (the "Note Purchase Agreement"), FDC has agreed to purchase (or to cause one or more of its Affiliates to purchase) from the Company, subject to certain conditions, up to $10,000,000 in aggregate principal amount of the 9% Convertible Subordinated Notes Due 2000 of the Company (the "Notes"), which Notes are to be convertible at the option of the holder thereof into shares (the "Shares") of the Company's Common Stock (as defined below);

         WHEREAS, pursuant to the Note Purchase Agreement, as a condition to FDC's agreement to purchase the Notes, the Company has agreed to provide certain holders of the Notes and/or the Shares with certain rights as set forth in this Agreement to cause the Notes and/or the Shares to be registered pursuant to the Securities Act (as defined below); and

         WHEREAS, the parties hereto hereby desire to set forth such holders' rights and the Company's obligations to cause the registration of the Registrable Securities (as defined below) pursuant to the Securities Act (as defined below);

         NOW, THEREFORE, in consideration of the transactions contemplated by the Note Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                       Section 1. Definitions and Usage.

         As used in this Agreement:

         1.1.    Definitions.

         "Agent" means the principal placement agent on an agented placement of Registrable Securities.

         "Board" means the Board of Directors of the Company.

         "Commission" means the Securities and Exchange Commission.

          "Common Stock'' means (i) the common stock, without par value, of the Company and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such common stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Company generally of shares of such common stock.

         "Company" has the meaning set forth in the preamble hereof.

         "Continuously Effective", with respect to a specified registration statement, means that it shall not cease to be effective or available for Transfers of Registrable Securities thereunder for longer than either (i) any ten (10) consecutive business days, or (ii) an aggregate of fifteen (15) business days during the period specified in the relevant provision of this Agreement; provided that in the case of a registration statement on Form S-1, such registration shall be deemed to be Continuously Effective even if it does not meet the foregoing criteria so long as (A) the Company uses its reasonable best efforts to cause such registration statement to be effective and available for Transfers of the applicable Registrable Securities throughout the applicable period and (B) the aggregate amount of time during which such registration statement is not effective or is otherwise not available for such Transfers does not exceed 30 days during any calendar quarter.

         "Demand Registration" has the meaning set forth in Section 2.1(i).

         "Demanding Holders" has the meaning set forth in Section 2.1(i).

         "Exchange Act" means the Securities Exchange Act of 1934.

         "FDC" has the meaning set forth in the preamble hereof.

         "Holders" means any Original Purchaser and any Transferees of Registrable Securities with respect to the rights that such Transferees shall have acquired in accordance with Section 8, at such times as such Persons shall own Registrable Securities.

         "Majority Selling Holders" means those Selling Holders whose Registrable Securities included in such registration represent a majority of the Registrable Securities of all Selling Holders included therein.

         "Note Purchase Agreement" has the meaning set forth in the first recital hereof.

         "Notes" has the meaning set forth in the first recital hereof.

         "Original Purchaser" means FDC and/or such Affiliates thereof as shall purchase Notes pursuant to the Note Purchase Agreement.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Piggyback Registration" has the meaning set forth in Section 3.1.

         "Register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

         "Registrable Securities" means, subject to Section 8 and Section 10.3:
(i) the Notes issued to the Original Purchasers pursuant to the Note Purchase Agreement, and owned by a Holder on the date of determination, (ii) any Shares issued upon conversion of the Notes and owned by a Holder on the date of determination, (iii) any shares of Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Company generally for, or in replacement by the Company generally of, any such Notes or Shares; and (iv) any securities issued in exchange for any Notes or Shares in any merger or reorganization of the Company; provided, however, that any such securities described in the foregoing clauses (i) through (iv) shall be deemed to be Registrable Securities for the purposes hereof only so long as they have not been (x) Transferred to or through a broker or dealer or underwriter in a public distribution or offering or (y) Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such securities are removed upon the consummation of such Transfer. For purposes of this Agreement, a Person will be deemed to be a Holder of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Securities (by conversion, purchase or otherwise), whether or not such acquisition has actually been effected. For the purpose of determining the Holders of a stated percentage of the Registrable Securities under this Agreement, each Note shall be deemed to represent the number of Shares into which it is then convertible.

         "Registrable Securities then outstanding" means, with respect to a specified determination date, the Registrable Securities owned by all Holders on such date.

         "Registration Expenses" has the meaning set forth in Section 6.1.

         "Securities Act" means the Securities Act of 1933.

         "Selling Holders" means, with respect to a specified registration pursuant to this Agreement, Holders whose Registrable Securities are included in such registration.

         "Shares" has the meaning set forth in the first recital hereof.

         "Transfer" means and includes the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer."

         "Transferee" means any transferee of Registrable Securities or other assets in a Transfer.

         "Transferor" means any transferor of Registrable Securities or other assets in a Transfer.

         "Underwriters' Representative" means the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

         "Violation" has the meaning set forth in Section 7.1.

         1.2.  Usage.

         (i) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be).

         (ii) References to Registrable Securities "owned" by a Holder shall include Registrable Securities beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian, or other agent, but shall exclude shares of Common Stock held by a Holder in a fiduciary capacity for customers of such Person.

         (iii) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

         (iv) References to Sections or to Schedules or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.

         (v) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

         (vi) The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

         (vii) The term "hereof" and similar terms refer to this Agreement as a whole.

         (viii) The "date of" any notice or request given pursuant to this Agreement shall be determined in accordance with Section 13.2.

         Section 2. Demand Registration.

         2.1.       Demands for Registration.

         (i) At any time on or after the issuance of the Notes pursuant to the Note Purchase Agreement, if one or more Holders that own in the aggregate a majority of the Registrable Securities then outstanding shall make a written demand to the Company (the "Demanding Holders"), the Company shall cause there to be filed with the Commission a registration statement meeting the requirements of the Securities Act (a "Demand Registration"), and each Demanding Holder shall be entitled to have included therein (subject to Section 2.6) all or such amount of such Demanding Holder's Registrable Securities, as the Demanding Holder shall request in writing; provided, however, that no request may be made pursuant to this Section 2.1 if within six months prior to the date of such request a Demand Registration pursuant to this Section 2.1 shall have been declared effective by the Commission. Any request made pursuant to this Section 2.1 shall be addressed to the attention of the Secretary of the Company, and shall specify the amount of Registrable Securities to be registered, the intended methods of disposition thereof and that the request is for a Demand Registration pursuant to this Section 2.1(i).

         (ii) The Company shall be entitled to postpone for up to 90 days the filing of any Demand Registration statement otherwise required to be prepared and filed pursuant to this Section 2.1, if the Board determines, in its good faith judgment, that such registration and the Transfer of Registrable Securities contemplated thereby would materially interfere with, or require premature disclosure of, any financing, acquisition, reorganization or other material transaction involving the Company or any of its wholly-owned subsidiaries and the Company promptly gives the Demanding Holders notice of such determination.

         (iii) Whenever the Company shall have received a demand pursuant to Section 2.1(i) to effect the registration of any Registrable Securities, the Company shall promptly give written notice of such proposed registration to all Holders. Any such Holder may, within 20 days after receipt of such notice, request in writing that all of such Holder's Registrable Securities, or any portion thereof designated by such Holder, be included in the registration. If, at the end of such 20-day period, the total amount of Registrable Securities requested to be included in such registration by the Holders as a group (including the Demanding Holders) represents less than 25% of the amount of Registrable Securities then outstanding, the Company may within 10 days thereafter elect not to proceed with the requested registration by giving notice of such election to each Holder that has requested the inclusion of Registrable Securities therein, in which event the requested registration shall not be deemed to constitute a Demand Registration for the purposes hereof.

         (iv) At the request of the Majority Selling Holders, the method of disposition of all Registrable Securities included in a Demand Registration shall be an underwritten offering.

         2.2. Procedures for Demand Registration. Following receipt of a request for a Demand Registration, the Company shall:

         (i) File the registration statement with the Commission as promptly as practicable, and shall use the Company's best efforts to have the registration declared effective under the Securities Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering.

         (ii) Use the Company's best efforts to keep the relevant registration statement Continuously Effective if a Demand Registration, for up to 180 days or until such earlier date as of which all the Registerable Securities under the Demand Registration Statement shall have been disposed of in the manner described in the registration statement. Notwithstanding the foregoing, if for any reason the effectiveness of a Demand Registration is suspended or postponed as permitted by Section 2.1(ii), the foregoing period shall be extended by the aggregate number of days of such suspension or postponement.

         2.3. Limitations on Number of Demand Registrations. The Company shall be obligated to effect no more than two Demand Registrations. For purposes of the preceding sentence, registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after such registration statement has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and such interference is not thereafter eliminated or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders. If the Company shall have complied with its obligations under this Agreement, a right to demand a registration pursuant to this Section 2 shall be deemed to have been satisfied upon the earlier of (x) the date as of which all of the Registrable Securities included therein shall have been disposed of pursuant to the registration statement and (y) the date as of which such Demand Registration shall have been Continuously Effective for a period of 180 days. Notwithstanding the foregoing, (A) if an underwritten offering pursuant to a Demand Registration is terminated prior to closing for reasons beyond the reasonable control of the Selling Holders, such registration shall not be deemed to have been effected for the purposes hereof and (B) if the Selling Holders otherwise request that the Company withdraw any Demand Registration, such registration shall not be deemed to have been effected for the purposes hereof (and the Selling Holders shall be required to reimburse the Company for all related Registration Expenses as provided in Section 6.1) unless Holders whose Registrable Securities constitute a majority of the

Registrable Securities then outstanding agree that such withdrawn registration shall constitute one of the Demand Registrations permitted under Section 2.1.

         2.4. Form of Demand Registration. A registration pursuant to this Section 2 shall be on such appropriate registration form of the Commission as shall (i) be selected by the Company and be reasonably acceptable to the Majority Selling Holders and (ii) permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the request pursuant to Section 2.1(i).

         2.5.       Selection of Underwriters. If any registration pursuant to
Section 2 involves an underwritten offering (whether on a "firm", "best efforts" or "all reasonable efforts" basis or otherwise), or an agented offering, the Majority Selling Holders shall have the right to select the underwriter or underwriters and manager or managers to administer such underwritten offering or the placement agent or agents for such agented offering; provided, however, that each Person so selected shall be reasonably acceptable to the Company.

         2.6. Cutback. Whenever the Company shall effect a registration pursuant to this Section 2 in connection with an underwritten offering by one or more Selling Holders of Registrable Securities: (i) if such Selling Holders have requested the inclusion therein of more than one class of Registrable Securities, and the Underwriters' Representative or Agent advises each such Selling Holder in writing that, in its opinion, the inclusion of more than one class of Registrable Securities would adversely affect such offering, the Demanding Holders holding at least a majority of the Registrable Securities proposed to be sold therein by them, shall decide which class of Registrable Securities shall be included therein in such offering and the related registration, and the other class shall be excluded; and (ii) if the Underwriters' Representative or Agent advises each such Selling Holder in writing that, in its opinion, the amount of securities requested to be included in such offering (whether by Selling Holders or others) exceeds the amount which can be sold in such offering within a price range acceptable to the Majority Selling Holders, securities shall be included in such offering and the related registration, to the extent of the amount which can be sold within such price range, first, on a pro rata basis among all Selling Holders and second, on a pro rata basis among all others requesting securities to be included in such registration.

         Section 3.   Piggyback Registration.

         3.1. Right to Include Registrable Securities in Registration. If at any time the Company proposes to register (including for this purpose a registration effected by the Company for shareholders of the Company other than the Holders) shares of Common Stock under the Securities Act in connection with the public offering solely for cash on Form S-1, S-2 or S-3 (or any replacement or successor forms), the Company shall promptly give each Holder of Registrable Securities written notice of such registration (a "Piggyback Registration"). Upon the written request of each Holder given within 20 days following the date of such notice, the Company shall cause to be included in such registration statement and use its best efforts to cause to be registered under the Securities Act all the Registrable Securities consisting of Common Stock that each such Holder shall have requested to be registered. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this
Section 3 without any obligation or liability to any Holder.

         3.2. Cutback. If the Underwriters' Representative or Agent shall advise the Company in writing (with a copy to each Selling Holder) that, in its opinion, the amount of Registrable Securities requested to be included in such registration would materially adversely affect such offering, or the timing thereof, then the Company will include in such registration, to the extent of the amount and class which the Company is so advised can be sold without such material adverse effect in such offering: First, all securities proposed to be sold by the Company for its own account; second, the Registrable Securities requested to be included in such registration by Holders pursuant to this
Section 3, and all other securities being registered pursuant to the exercise of contractual rights comparable to the rights granted in this Section 3, pro rata based on the estimated gross proceeds from the sale thereof; and third any other securities requested to be included in such registration.

         3.3. Number of Piggyback Registrations. Each Holder shall be entitled to have its Registrable Securities included in an unlimited number of Piggyback Registrations pursuant to this Section 3.

         Section 4. Registration Procedures. Whenever required under Section 2 or Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

         4.1. Preparation and Filing of Registration Statement. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use the Company's best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to one legal counsel for the Selling Holders (selected by the Majority Selling Holders) copies of all such documents in the form substantially as proposed to be filed with the Commission at least four business days prior to filing for review and comment by such counsel.

         4.2. Filing of Amendment and Supplements. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to Section 5.2. Pending such amendment or supplement each such Holder shall cease making offers or Transfers of

Registrable Securities pursuant to the prior prospectus. In the event that any Registrable Securities included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to use its best efforts to maintain the effectiveness of such registration statement, the Company may file a post-effective amendment to the registration statement for the purpose of removing such Registrable Securities from registered status.

         4.3. Furnishing Copies. Furnish to each Selling Holder of Registerable Securities, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.

         4.4. Blue Sky Laws. Use the Company's best efforts (i) to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Underwriters' Representative or Agent (as applicable, or if inapplicable, the Majority Selling Holders), and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and Transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to take any other action that would subject it in any such states or jurisdictions to taxation or to service of process in suits other than those arising out of the offer and sale of the securities covered by the registration statement.

         4.5. Underwriting or Agency Agreement. In the event of any underwritten or agented offering, enter into and perform the Company's obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. The Company shall also cooperate with the Majority Selling Holders and the Underwriters' Representative or Agent for such offering in the marketing of the Registrable Securities, including making available the Company's officers, accountants, counsel, premises, books and records for such purpose.

         4.6. Notice of Stop Order. Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission in connection therewith (and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered).

         4.7. Periodic Reports. Make generally available to the Company's security holders copies of all periodic reports, proxy statements, and other information referred to in Section 10.1 and an earnings statement satisfying the provisions of Section ll(a) of the Securities Act no later than 90 days following the end of the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this Agreement.

         4.8. Inspection of Financial Information. Make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and underwriter (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and underwriter the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibilities under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the related Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company.

         4.9. Comfort Letter; Legal Opinion. Obtain a so-called "comfort letter" from its independent public accountants, and legal opinions of counsel to the Company addressed to the Selling Holders, in customary form and covering such matters of the type customarily covered by such letters and opinions, and in a form that shall be reasonably satisfactory to Majority Selling Holders. The Company shall furnish to each Selling Holder a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters or opinions.

         4.10. Transfer Agent. Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

         4.11. Listing of Shares. Cause any shares of Common Stock covered by such registration statement (i) if the Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to be listed on such exchange or included in such market for a reasonable period of time after the offering and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.

         4.12. CUSIP Numbers. Provide a CUSIP number for each class of Registrable Securities prior to the effective date of the first registration statement including such class of Registrable Securities.

         4.13. Actions to Expedite Disposition. Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

         Section 5. Selling Holders' Obligations. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall:

         5.1. Information Relating to Selling Holders. Furnish to the Company such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Registrable Securities and requested by the Company, and to cooperate with the Company in preparing such registration.

         5.2. Agreement with Underwriters. Agree to sell its Registrable Securities to the underwriters at the same price and on substantially the same terms and conditions as the Company or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities of the same class, and to execute the underwriting agreement agreed to by the Majority Selling Holders (in the case of a registration under Section 2) or the Company and the Majority Selling Holders (in the case of a registration under Section 3).

         Section 6. Expenses of Registration. Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:

         6.1. Expenses of Demand Registration. With respect to each Demand Registration, the Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to such Demand Registration for each Selling Holder (which right shall be assigned to any Person to whom Registrable Securities are Transferred as permitted by Section 8), including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or Blue Sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, and of the Company's independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one firm of counsel for the Selling Holders of Registrable Securities (selected by Demanding Holders owning a majority of the Registrable Securities owned by Demanding Holders to be included in a Demand Registration) (the "Registration Expenses"), but excluding transfer taxes and underwriting discounts and commissions relating to Registrable Securities; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding (in which case all Selling Holders shall bear such expenses pro rata) that is begun pursuant to Section 2 if the registration is subsequently withdrawn at the request of the Majority Selling Holders unless either (i) Holders whose Registrable Securities constitute a majority of the Registrable Securities then outstanding agree that such withdrawn registration shall constitute one of the demand registrations under Section 2 hereof or (ii) the offering pursuant to such Demand Registration is terminated prior to closing for reasons not within the reasonable control of the Selling Shareholders.

         6.2. Piggyback Registration Expenses. The Company shall bear and pay all Registration Expenses incurred in connection with any Piggyback Registrations pursuant to Section 3 for each Selling Holder (which right shall be Transferred to any Person to whom Registrable Securities are Transferred as permitted by Section 8), but excluding transfer taxes and underwriting discounts and commissions relating to Registrable Securities.

         6.3. Failure to Pay Expenses. Any failure of the Company to pay any Registration Expenses as required by this Section 6 shall not relieve the Company of its obligations under this Agreement.

         Section 7. Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this Agreement:

         7.1. Indemnification by the Company. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

         (i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

         (ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

         (iii) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law; provided, however, that the indemnification required by this Section 7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this Section 7.1 shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Holders.

         7.2. Indemnification by Selling Holders. To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, each other Selling Holder, any controlling Person of such other Selling Holder and each officer, director, Partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; provided, however, that
(x) the indemnification required by this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities, which consent shall not be unreasonably withheld, and
(y) in no event shall the amount of any indemnity under this Section 7.2 exceed the gross proceeds from the applicable offering received by such Selling Holder.

         7.3. Notice of Claims. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 7, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 7 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 7. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within 30 days of written notice thereof to the indemnifying party, subject to repayment in the event that it is ultimately determined that the indemnified party is not entitled to indemnification hereunder. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

         7.4.       Contributions. If the indemnification required by this
Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 7:

         (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 7.1 and Section 7.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 7.4(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f ) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         7.5. Full Indemnification. If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 7 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 7.4.

         7.6. Survival of Indemnification. The obligations of the Company and the Selling Holders of Registrable Securities under this Section 7 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

         Section 8. Transfer of Registration Rights. All rights of a Holder with respect to Registrable Securities pursuant to this Agreement may be Transferred by such Holder to any Person in connection with the Transfer of Registrable Securities to such Person, in all cases, if (x) any such Transferee that is not a party to this Agreement shall have executed and delivered to the Secretary of the Company a properly completed agreement substantially in the form of Exhibit A, and (y) the Transferor shall have delivered to the Secretary of the Company written notification of such Transfer setting forth the name of the Transferor, name and address of the Transferee, and the number of Registrable Securities which shall have been so Transferred.

         Section 9. Holdback. Each Holder entitled pursuant to this Agreement to have Registrable Securities included in a registration statement prepared pursuant to this Agreement, if so requested by the Underwriters' Representative or Agent in connection with an offering of any Registrable Securities, shall not effect any public sale or distribution of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such underwritten or agented registration), during the five day period prior to, and during the 90- day period beginning on, the date such registration statement is declared effective under the Securities Act by the Commission, provided that such Holder is timely notified of such effective date in writing by the Company or such Underwriter's Representative or Agent. In order to enforce the foregoing covenant, the Company shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of each Holder until the end of such period.

         Section 10. Covenants Of the Company. The Company hereby agrees and covenants as follows:

         10.1. Exchange Act Reports. The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If the Company is not required to file reports Pursuant to the Exchange Act, upon the request of any Holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph
(c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to Transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission.

         10.2. Holdbacks; Future Agreements. (i) The Company shall not, and shall not permit its majority-owned subsidiaries to, effect any public sale or distribution of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, during the five business days prior to, and during the 90-day period beginning on, the commencement of a public distribution of the Registrable Securities pursuant to any registration statement prepared pursuant to this Agreement (other than by the Company pursuant to such registration if the registration is pursuant to
Section 3). The Company shall not effect any registration of its securities (other than on Form S-4, Form S-8, or any successor forms to such forms or pursuant to such other registration rights agreements as may be approved in writing by the Majority Selling Holders), or effect any public or private sale or distribution of any of its securities, including a sale pursuant to Regulation D under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities, from the date of a request for a Demand Registration pursuant to Section 2.1 until the earlier of (x) 90 days following the date as of which all securities covered by such Demand Registration statement shall have been Transferred and (y) 180 days following the effective date of such Demand Registration statement, unless the Company shall have previously notified in writing all Selling Holders of the Company's desire to do so, and Selling Holders owning a majority of the Registrable Securities or the Underwriters' Representative, if any, shall have consented thereto in writing.

         (ii) Any agreement entered into after the date of this Agreement pursuant to which the Company or any of its majority-owned subsidiaries issues or agrees to issue any privately placed securities similar to any issue of the Registrable Securities (other than (x) shares of Common Stock pursuant to a stock incentive, stock option, stock bonus, stock purchase or other employee benefit plan of the Company approved by its Board and (y) securities issued to Persons in exchange for ownership interests in any Person in connection with a business combination in which the Company or any of its majority-owned subsidiaries is a party) and pursuant to which the holders of such securities are granted registration rights shall contain a provision whereby such holders agree not to effect any public sale or distribution of any such securities during the periods described in the first sentence of Section 10.2(i), in each case including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (unless such Person is prevented by applicable statute or regulation from entering into such an agreement).

         10.3. Merger, Consolidation, Reorganization, Etc. The Company shall not, directly or indirectly, (x) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or
(y) Transfer or agree to Transfer all or substantially all the Company's assets, unless prior to such merger, consolidation, reorganization or asset Transfer, the surviving corporation or the Transferee, respectively, shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include any securities which the Holders of Registrable Securities would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.

         10.4. Limitation on Grant of Registration Rights to Others. The Company shall not grant to any Person (other than a Holder of Registrable Securities) any registration rights with respect to securities of the Company, or enter into any agreement, that would entitle the holders thereof to have securities owned by them included in a Demand Registration under this Agreement unless such registration rights provide that the Majority Selling Holders or the Underwriters' Representative may exclude such securities from such Demand Registration or limit the amount of such securities to be included therein if such Majority Selling Holders or Underwriters' Representative determine in good faith that the inclusion of such securities in such Demand Registration would adversely affect in any way the intended disposition of the Registrable Securities to be included therein (including, without limitation, the price or timing of such disposition).

         Section 11.  Amendment, Modification and Waivers; Further Assurances.

         (i) This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of Holders of a majority of the Registrable Securities then outstanding.

         (ii) No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

         (iii) Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

         12. Assignment; Benefit. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators or successors; provided, however, that except as specifically provided herein with respect to certain matters, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of Holders of a majority of the Registrable Securities outstanding on the date as of which such delegation or assignment is to become effective. A Holder may Transfer its rights hereunder to a successor in interest to the Registrable Securities owned by such assignor only as permitted by Section 8.

         Section 13.  Miscellaneous.

         13.1. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         13.2. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

                    If to the Company, to:

                    New Envoy, Inc.
                    Two Lakeview Place
                    15 Century Boulevard, Suite 600
                    Nashville, Tennessee 37214

                    Attention: Fred C. Goad, Jr.

                    With a copy to:
                    Bass, Berry & Sims
                    2700 First American Center
                    Nashville, Tennessee 37238
                    Attention: Bob F. Thompson

                    If to FDC, to:
                    First Data Corporation
                    2121 North 117th Avenue
                    Omaha, Nebraska 68164
                    Attention: David P. Bailis, Esq.
                               General Counsel

or to such other address as such party may indicate by a notice delivered to the other party hereto. With respect to Transferees, all notices or other communications shall be delivered to the address specified in the relevant agreement in the form of Exhibit A whereby the Transferee became bound by the provisions of this Agreement.

         13.3. Entire Agreement; Integration. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.

         13.4. Injunctive Relief. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

         13.5. Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

         13.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

         13.7. Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

         13.8. Filing. A copy of this Agreement and of all amendments hereto shall be filed at the principal executive office of the Company with the corporate recorder of the Company.

         13.9. Termination. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 7 hereof) shall terminate in its entirety on such date as there shall be no Registrable Securities outstanding.

         13.10. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

         13.11. No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.



                                NEW ENVOY, INC.
                                By: /s/ Fred C. Goad, Jr.
                                    ----------------------------------------
                                Name:  Fred C. Goad, Jr.
                                      --------------------------------------
                                Title: President
                                      --------------------------------------

                                FIRST DATA CORPORATION

                                By: /s/ John S. Zieser
                                    ----------------------------------------
                                Name:  John S. Zieser
                                      --------------------------------------
                                Title: Assistant Secretary
                                       -------------------------------------






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